As filed with the Securities and Exchange Commission
  on March 20, 1997                                    REGISTRATION NO.
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                               GRAHAM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                        16-1194720
(STATE OR OTHER JURISDICTION OF INCORPORATION OR             (I.R.S. EMPLOYER
               ORGANIZATION)                                 IDENTIFICATION NO.)

                               20 FLORENCE AVENUE
                             BATAVIA, NEW YORK 14020
                                 (716) 343-2216
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------

                             1995 GRAHAM CORPORATION
                  INCENTIVE PLAN TO INCREASE SHAREHOLDER VALUE
                            (FULL TITLE OF THE PLAN)
                                 ---------------

                              William A. Smith, Jr.
                                 General Counsel
                               Graham Corporation
                               20 Florence Avenue
                             Batavia, New York 14020
                                 (716) 343-2216

                                    Copy to:

                             W. Edward Bright, Esq.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 39th Floor
                            New York, New York 10048
                                 (212) 912-7400
    (NAME AND ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER AND AREA CODE, OF
                               AGENT FOR SERVICE)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of Securities             Amount to be Registered(1)  Proposed Maximum Offering        Proposed Maximum            Amount of
to be Registered                                              Price Per Share (2)     Aggregate Offering Price (2)  Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.10 par value        150,000 shares                $14.9375                    $2,001,968                 $605
====================================================================================================================================

(1) Based on the number of shares of common stock of Graham Corporation ("Graham") reserved for issuance upon exercise of options granted pursuant to the 1995 Graham Corporation Incentive Plan to Increase Shareholder Value ("Plan"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of Graham that, by reason of certain events specified in the Plan, may become issuable upon exercise of options through the use of certain anti-dilution provisions.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which shares subject to outstanding options are deemed to be offered at the prices at which such options may be exercised and shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $14.9375 per share, the average of the daily high and low sales prices of common stock of Graham on the American Stock Exchange at the close of trading on March 14, 1997.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

                  Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not required to be filed with the Commission.


                  Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and information heretofore filed with the Commission by the Registrant are incorporated by reference in this registration statement:

         (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (2) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, filed with the Commission pursuant to the Exchange Act;

         (3) the description of the Registrant's Common Stock (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A, as amended by Form 8, filed with the Commission pursuant to the Exchange Act;

         (4) the description of the Common Stock Purchase Rights (the "Rights") issued by the Registrant pursuant to the Rights Agreement dated as of February 23, 1990 (the "Rights Agreement") between the Registrant and Chase Lincoln First Bank N.A., (now known as Chase Manhattan Bank), contained in the Registration

                  Statement on Form 8-A, as amended by Form 8, filed with the Commission on March 2, 1990, pursuant to which the Registrant registered the Rights pursuant to Section 12(g) of the Exchange Act; and

         (5) the Graham Corporation Proxy Statement dated April 5, 1996 for Annual Meeting of Shareholders held on May 9, 1996.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145 of the Delaware General Corporation Law, as amended, ("DGCL") and by the Certificate of Incorporation of the Registrant.

                  Article Fourteenth of the Registrant's Certificate of Incorporation requires the Registrant, among other things, to indemnify its directors, officers, employees and agents to the fullest extent permitted by the DGCL and provides that such rights of indemnification shall be in addition to any rights to which any such director, officer, employee or agent may otherwise be entitled to under any other statute, the Certificate of Incorporation or by virtue of any agreement or vote of the shareholders or disinterested directors or otherwise both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                  Article Fourteenth of the Certificate of Incorporation of the Registrant also provides that to the fullest extent permitted by the DGCL, a director shall not be liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.


ITEM 8.  EXHIBITS.

                  4.1 1995 Graham Corporation Incentive Plan to Increase Shareholder Value.
                  4.2 Form of Stock Option Agreement Pursuant to the 1995 Graham Corporation Incentive Plan to Increase Shareholder Value.
                  4.3 Certificate of Incorporation of Graham Corporation, as amended, incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 filed with the Commission pursuant to the Exchange Act.
                  4.4 By-Laws of Graham Corporation, incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, which was filed with the Commission pursuant to the Exchange Act.
                  4.5 Shareholder Rights Plan of Graham Corporation incorporated by reference to the Registrant's Current Report on Form 8-K filed on February 26, 1991, as amended by Amendment No. 1 filed on Form 8 dated June 1, 1991.
                  5. Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
                  23.1     Consent of Thacher Proffitt & Wood (included in
                           Exhibit 5 hereof).
                  23.2     Consent of Deloitte & Touche LLP.


ITEM 9.  UNDERTAKINGS.

         A. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a- 3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                EXPLANATORY NOTE

This registration statement includes or is deemed to include two forms of prospectus: one to be sent or given to certain participants (the "Participant Prospectus") in the 1995 Graham Corporation Incentive Plan to Increase Shareholder Value ("Plan") pursuant to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended ("Securities Act"), and one to be used in connection with certain reoffers and resales (the "Resale Prospectus") of shares of Common Stock, par value $0.10 per share, of Graham Corporation by participants in the Plan as contemplated by Instruction C to Form S-8 under the Securities Act. The form of Participant Prospectus has been omitted from this registration statement as permitted by Part I of Form S-8. The form of Resale Prospectus is included herein immediately following this page.

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K
             (Showing location of Information Requested by Form S-3)


                      ITEMS REQUIRED BY PART I OF FORM S-3

              S-3 ITEM                                 PROSPECTUS HEADING

1.  Front of Registration Statement and       Facing Page; Outside Front Cover
    Outside Front Cover Page of Prospectus    Page; this Cross-Reference Sheet

2.  Inside Front and Outside Back Cover       Available Information;
    Pages of Prospectus                       Incorporation of Certain Documents
                                              by Reference; Table of Contents

3.  Summary Information, Risk Factors         Risk Factors

4.  Use of Proceeds                           Use of Proceeds

5.  Determination of Offering Price           Determination of Offering Price

6.  Dilution                                  Not Applicable

7.  Selling Security Holders                  Selling Security Holders

8.  Plan of Distribution                      Plan of Distribution

9.  Description of Securities to be           Not Applicable
    Registered

10. Interests of Named Experts and Counsel    Legal Opinions; Experts

11. Material Changes                          Not Applicable

12. Incorporation of Certain Documents by     Incorporation of Certain Documents
    Reference                                 by Reference

13. Disclosure of Commission Position on      Indemnification of Directors and
    Indemnification for Securities Act        Officers
    Liabilities

                                   PROSPECTUS

                               GRAHAM CORPORATION

                         150,000 SHARES OF COMMON STOCK
                                ($0.10 PAR VALUE)

           OFFERED OR TO BE OFFERED BY CERTAIN SELLING SHAREHOLDERS OF
              GRAHAM CORPORATION FOLLOWING THEIR ACQUISITION UNDER
              THE 1995 INCENTIVE PLAN TO INCREASE SHAREHOLDER VALUE


                  Certain holders of Graham Corporation Common Stock may offer, from time to time, up to 150,000 shares of Graham Common Stock which they have acquired under the 1995 Incentive Plan to Increase Shareholder Value ("Plan"). The shares may be sold directly by the holder to purchasers or may be given by the holder to donees, such as members of the holder's family or charitable organizations, and then sold by the donee to the purchasers. Sales may occur through the facilities of the American Stock Exchange, on which the shares are listed, or may occur privately.

         This Prospectus relates to 150,000 authorized shares of Graham Common Stock registered for purchase under the Plan. Such shares are, at the date hereof, either unissued shares or are held as treasury stock by Graham Corporation (the "Company"). It is suggested that this Prospectus be retained for future reference. This Prospectus contains a discussion of material risks in connection with the purchase of shares of the Company. See "Risk Factors" beginning on page 3.


                                ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------



                  The date of this prospectus is March 20, 1997

                              AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and officers, their remuneration, the principal holders of Graham Common Stock, and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements, and other information can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549; at Public Reference Facilities in the Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and at the New York Regional Office in Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Graham Common Stock is traded on the American Stock Exchange. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, such as the Company. Reports, proxy material and other information concerning the Company may also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

                  The Company has filed with the Commission in Washington D.C., a Registration Statement under the Securities Act of 1933, as amended ("Securities Act"), with respect to the securities to which this prospectus relates. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the Registration Statement, including the exhibits thereto, which may be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, upon payment of the prescribed fees.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  There are incorporated by reference herein the Graham Corporation Proxy Statement dated April 5, 1996, the Graham Corporation Annual Report on 10-K for the year ended December 31, 1995 and the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 1996, June 30, 1996, and September 30, 1996 filed with the Commission pursuant to the Exchange Act. The description of the class of securities offered under the Plan is described in the Registration Statement on Form 8-A, as amended, filed by the Company with the Commission pursuant to the Exchange Act. Such descriptions are incorporated by reference herein.

                  All documents filed by the Company pursuant to Sections 13, 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities made hereby are incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  The Company will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests shall be directed to Mr. William
A. Smith, Jr., General Counsel, Graham Corporation, 20 Florence Avenue, Batavia, New York 10420. Telephone requests may be directed to (716) 343-2216.

                  The principal executive offices of the Company are located at 20 Florence Avenue, Batavia, New York 14020. The telephone number at such offices is (716) 343-2216.


                             CERTAIN CONSIDERATIONS

RISK FACTORS

         THE COMPANY. Graham Corporation was organized in 1983 as a Delaware holding company and is the successor to Graham Manufacturing Co., Inc., now a wholly owned subsidiary of the Company. Graham Manufacturing Co., Inc. was organized in 1936 under the laws of the State of New York. The Company manages the activities of various subsidiaries that are located in the United States and the United Kingdom. The Company is primarily engaged in the custom manufacture and design of vacuum and heat transfer equipment. The principal customers for these products are large industrial corporations in the chemical, petrochemical, petroleum refining and electric power generating industries. The Company's products are sold through a combination of direct sales engineers and independent sales representatives located in over 40 major cities in the United States and abroad. Consolidated sales in 1995 were $49,480,000, resulting in net income of $1,134,000 or $0.72 per share.

         Graham's United States operation consists of one wholly-owned, separately incorporated subsidiary, Graham Manufacturing Co., Inc. ("GMC") located in Batavia, New York. GMC is a leading manufacturer of steam jet ejector vacuum systems. In addition, GMC is a recognized manufacturer of surface condensers for steam turbines, liquid ring vacuum pumps and various types of heat exchangers such as Heliflow, plate and frame, and special types of nuclear shell and tube heat exchangers. Graham's United Kingdom operation consists of two subsidiaries, Graham Vacuum & Heat Transfer Limited and Graham Precision Pumps Limited ("GPPL") in Congleton, Cheshire. U.K. sales were $5,494,000 in 1995 (converted at an exchange rate of $1.58 per British Pound Sterling).

         CONCENTRATION OF CUSTOMERS IN CYCLICAL INDUSTRIES. Historically, almost all of the Company's revenues have been derived from sales to corporations in the chemical, petrochemical, petroleum refining and electrical power generating industries. Corporations in these industries have historically experienced cyclical periods of construction and expansion of their plants and facilities. Currently, in the United States, these industries are experiencing a protracted cycle of little expansion of existing facilities. For example, no new major petroleum refining facilities have been constructed in the United States in 20 years. Demand for the Company's products has increasingly come from the construction of new facilities outside the United States and from the upgrading of existing facilities within the United States. While the Company believes that demand for its products will increase, there can be no assurance that the Company will be successful in its efforts to continue to derive a greater portion of revenues from outside the United States or that the cyclical downturn in the Company's customers' industries will not continue.

         FLUCTUATION OF FINANCIAL RESULTS. The Company's revenues and operating results could fluctuate significantly from period to period. Given the relatively large sales price of the Company's products and variations in profit margins between product lines, a limited number of product orders may account for a substantial portion of revenues and profits in any particular period. As a result of these and other factors, the Company could experience significant fluctuations in revenues and operating results in future periods.

         TECHNOLOGICAL OBSOLESCENCE. The Company believes that its future success will depend in part upon its ability to enhance existing products and to develop and manufacture new products that meet new demands from its customers. The failure to introduce new or enhanced products on a timely and cost-competitive basis could have a material adverse effect on the Company's financial condition and results of operation.

         COMPETITIVE MARKETPLACE. The markets in which the Company operates are composed of other global and regional competitors, some of which may have greater financial, engineering, manufacturing or other resources than the Company. While the Company believes that in the manufacture of steam jet ejectors it is a leading manufacturer, the Company gathers a small percentage of the market share in its other product areas. There can be no assurance that the Company will have sufficient resources to continue as a leading manufacturer of steam jet ejectors or that it will be successful in capturing additional market share.

         INCREASED NUMBER OF REGISTERED SHARES. Public trading in the Company's Common Stock may be characterized by a small trading volume. The addition of a substantial number of additional shares eligible for public trading may have the effect of creating an excess of the supply of shares for sale over the demand for shares to be purchased, which may lead to a decline of the prevailing prices at which shares of the Common Stock may trade.


ANTI-TAKEOVER PROVISIONS

         CORPORATE STRUCTURE. The Company's Certificate of Incorporation (the "Certificate of Incorporation") and By-laws contain certain provisions that may discourage potential takeover attempts that are not negotiated with the Company's Board of Directors. As a result, these provisions may have the effect of precluding takeover attempts that shareholders deem to be in their best interests, or in which shareholders might otherwise have received a substantial premium for their shares over the then-current market price, as well as making it more difficult for shareholders to acquire majority representation on the Board of Directors.

         These provisions provide, among other things: (1) that the Company's Board of Directors be divided into three classes with staggered terms; (2) that approval of the holders of 75% of the shares of stock entitled to vote, as well as the approval of the majority of the holders of shares of stock entitled to vote, if a corporation, person or other entity owns more than 50% of the shares of stock entitled to vote, be obtained for consummation of certain business combinations not approved in advance by the Company's Board of Directors (such as the merger or dissolution of Company); (3) for the issuance of additional shares of common stock or shares of preferred stock by the Company's Board of Directors without the approval of the shareholders (including the issuance of such shares in connection with a Shareholder Rights Plan); (4) that cumulative voting shall not be permitted in connection with the election of directors; and
(5) that special meetings of shareholders may be called only by the Chairman of the Board, the President or by two directors or more.

         DELAWARE LAW. In general, Section 203 of the Delaware General Corporation Law ("DGCL") prevents an "interested stockholder" (defined generally as a person with 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined in the DGCL) with a Delaware corporation for three years following the date such person became an interested stockholder.

         The provision is not applicable when (i) prior to the date the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation, not including shares owned by directors who are also officers and by certain employee stock plans or (iii) on or subsequent to the date the stockholder becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock entitled to vote thereon, excluding shares owned by the interested stockholder.

         The DGCL's restrictions generally do not apply to business combinations with an interested stockholder that are proposed subsequent to the public announcement of, and prior to the consummation or abandonment of, certain mergers, sales of a majority of the corporation's assets or tender offers for 50% or more of the corporation's voting stock.

         The DGCL allows corporations to elect not to be subject to the provisions of the DGCL. The Company has not so elected.

         VOTING CONTROL OF EXECUTIVE OFFICERS AND DIRECTORS. Directors and executive officers of the Company currently hold or control the voting of approximately 21.2% of the outstanding shares of Graham Common Stock either directly or through participation in employee benefit plans. Management's potential voting control could, together with additional stockholder support, defeat stockholder proposals requiring a super majority vote. As a result, these provisions may preclude or render more difficult takeover attempts that certain stockholders may deem to be in their best interest and may tend to perpetuate existing management.

         PROVISIONS OF REMUNERATION PLANS AND AGREEMENTS. Employment agreements with certain management officials of the Company and certain provisions of the Company's stock option plans may provide for benefits and cash payments in the event of a change in control of the Company. These provisions may have the effect of increasing the cost of acquiring the Company, thereby discouraging future attempts to take over the Company.

         POSSIBLE DILUTIVE EFFECT OF STOCK OPTIONS. Directors, officers and employees of the Company have been granted options to purchase Graham Common Stock and authorized but unissued shares have been reserved for issuance upon exercise of such options. Such reserved shares amount to approximately 11.9% of the outstanding Graham Common Stock. In addition, authorized but unissued shares in an amount equal to approximately 7.0% of the outstanding Graham Common Stock have been reserved for issuance pursuant to additional options that may be granted pursuant to the Company's existing option plans. If all the options granted but not exercised and which may be granted in the future were to be exercised using authorized but unissued Graham Common Stock, the voting interest of existing shareholders would be diluted by approximately 18.9%.


                                 USE OF PROCEEDS

                  The shares will be offered by certain individuals who acquire them upon exercise of options granted under the Plan for their personal accounts. The proceeds from such sales will be used by them for their personal benefit. The Company will not receive any portion of the payment for the shares.


                         DETERMINATION OF OFFERING PRICE

                  The purchase price of the shares offered hereby will be the market price (plus customary or negotiated brokerage commissions) prevailing at the time of the sale in the case of transactions on the American Stock Exchange and negotiated prices related to market prices in private negotiated transactions not on any securities exchange.

                              SELLING SHAREHOLDERS

         The shares offered hereby have been issued to optionees under the Plan or will be issued upon exercise of options or stock appreciation rights under the Plan. Not all optionees under the Plan are affiliates of the Company. The directors and executive officers of the Company to whom options or stock appreciation rights have been granted under the Plan are:

============================================================================================================================
                                                                  OWNED OR TO
                                                                    BE OWNED
                                                                      UPON
                                                                   EXERCISE OF                    NUMBER OF
                                                                     OPTIONS        NUMBER OF     SHARES TO    PERCENTAGE
                                                     NUMBER OF     (WHETHER OR       SHARES        BE HELD     OF CLASS TO
                         POSITION AT COMPANY OR        SHARES       NOT VESTED     COVERED BY       AFTER       BE OWNED
       SELLING         AFFILIATES WITHIN THE PAST   BENEFICIALLY   ON MARCH 19,       THIS        OFFERING        AFTER
     SHAREHOLDER               THREE YEARS            OWNED(1)        1997)        PROSPECTUS        (2)       OFFERING(3)
============================================================================================================================
Frederick D. Berkeley  Chairman of the Board,          213,297          23,250              0      213,297          13.4%
                       President and Chief Executive
                       Officer
----------------------------------------------------------------------------------------------------------------------------
Alvaro Cadena          President and Chief Operating     4,208          14,700              0        4,208          (4)
                       Officer Graham
                       Manufacturing Co., Inc.
                       ("GMC"), Vice President of
                       Graham; previously Executive
                       Vice President of GMC
----------------------------------------------------------------------------------------------------------------------------
J. Ronald Hansen       Vice President of Finance and       709           9,490          2,100          709          (4)
                       Chief Financial Officer;
                       previously Vice President of
                       Finance and Chief Financial
                       Officer of Al Tech Specialty
                       Steel Corp.
----------------------------------------------------------------------------------------------------------------------------
Joseph P. Gorman       Vice President-Sales of GMC       1,530          10,500          2,100        1,530          (4)
----------------------------------------------------------------------------------------------------------------------------
Stephen P. Northrup    Vice President-Engineering of       813          10,500          2,100          813          (4)
                       GMC
----------------------------------------------------------------------------------------------------------------------------
H. Russel Lemcke       Director                         10,000          10,500          4,500       10,000          (4)
----------------------------------------------------------------------------------------------------------------------------
Jerald D. Bidlack      Director                          2,250          10,500          4,500        2,250          (4)
----------------------------------------------------------------------------------------------------------------------------
Philip S. Hill         Director                              0          10,500          4,500            0            0
----------------------------------------------------------------------------------------------------------------------------
Robert L. Tarnow       Director                            300          10,500          4,500          300          (4)
----------------------------------------------------------------------------------------------------------------------------
Cornelius S. Van Rees  Director                          1,050          10,500          4,500        1,050          (4)
============================================================================================================================

         (1) Beneficial ownership in this table includes the number of shares of Company common stock which such person has the right to acquire within 60 days after March 19, 1997 by the exercise of options under the Plan.

         (2) Assumes that all shares acquired or to be acquired upon exercise of options under the Plan are sold.

         (3) Percentage with respect to each person has been calculated on the basis of the number of shares of Company Common Stock outstanding as of March 19, 1997, without regard to the number of shares of Company Common Stock which such person or any person has the right to acquire by the exercise of stock options.

         (4)      Less than 1%.

                              PLAN FOR DISTRIBUTION

                  The shares may be offered for sale on the American Stock Exchange where they are listed. They may be offered from time to time in private transactions. The Company does not expect to bear the expense of such sales.


                                 LEGAL OPINIONS

                  The legal status of the shares of Graham Common Stock offered hereby will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York.


                                     EXPERTS

                  The consolidated financial statements and the related consolidated financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                             SHAREHOLDER RIGHTS PLAN

                  The Company has adopted a Shareholder Rights Plan whereby one share Purchase Right is attached to each outstanding share of Common Stock. Each Purchase Right entitles the holder to purchase from the Company an additional share of Common Stock for $46.67 per share, subject to adjustment. The Purchase Rights become exercisable upon (i) the acquisition by a person or group of persons of 20% or more of the Common Stock; or (ii) if a person or group of persons commences a tentative offer for 30% or more of the Company's outstanding Common Stock. The Company has the right to redeem the Purchase Rights for $0.10 per Purchase Right at any time prior to the close of business on the date the Purchase Rights become exercisable.

                  After the Purchase Rights become exercisable, if the Company is acquired in a business combination, or if at least half of the Company's assets or earning power are sold, the Purchase Right would entitle its holder to purchase stock of the acquirer (or Graham, if it were the surviving company) at a discount of 50%. The number of shares that each Purchase Right would entitle its holder to acquire at a discount would be the number of shares having a market value equal to twice the exercise price of the Purchase Right.

                  The issuance of the Purchase Rights, while providing flexibility in connection with a possible acquisition, could adversely affect, among other things, the rights of existing shareholders, or could have the effect of deferring, delaying or preventing a change in control of the Company, without further action by the shareholders. The Company has no current plans to redeem the Purchase Rights.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of a corporation or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under
Section 145 of the DGCL.

         Article Fourteen of the Certificate of Incorporation of Graham Corporation provides that a director shall not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law, as amended. In addition, directors and officers of the corporation are indemnified against any liabilities incurred, including expenses incurred in defending a proceeding in advance of its final disposition, in his capacity as a director or officer to the fullest extent permitted by the Delaware General Corporation Law. The rights granted pursuant to the Certificate of Incorporation are not exclusive of any rights granted by statute, agreement, vote of shareholder or disinterested directors.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

No person has been authorized to give
any information or to make any
representation not contained in this                    GRAHAM
Prospectus in connection with the offer               CORPORATION
made by this Prospectus, and, if given
or made, such information or
representation must not be relied upon               150,000 SHARES
as having been authorized by Graham
Corporation. Prospectus nor any sale                  COMMON STOCK
made hereunder shall under any
circumstances create an implication                 ($0.10 PAR VALUE)
that there has been no change in the
affairs of Graham Corporation since
the date hereof or that the                    Offered or to be Offered by
information contained in this            Certain Selling Shareholders of Graham
Prospectus is correct as of any date    Corporation Following Their Acquisition
subsequent to the date of this         under the 1995 Incentive Plan to Increase
Prospectus. This Prospectus does not               Shareholder Value
constitute an offer or a solicitation
of an offer to buy any of the
securities offered hereby in any
jurisdiction to any person to whom
it is unlawful to make such offer
in such jurisdiction.



       TABLE OF CONTENTS

AVAILABLE INFORMATION..........2

INCORPORATION OF
CERTAIN DOCUMENTS
BY REFERENCE...................2

CERTAIN CONSIDERATIONS.........3

USE OF PROCEEDS................6                       PROSPECTUS

DETERMINATION OF
OFFERING PRICE.................6

SELLING SHAREHOLDERS.......... 7

PLAN FOR DISTRIBUTION .........8

LEGAL OPINIONS.................8

EXPERTS........................8

SHAREHOLDER RIGHTS PLAN........8

INDEMNIFICATION OF                               DATED: March 20, 1997
DIRECTORS AND OFFICERS.........9

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Batavia, State of New York on the 19th day of March, 1997.

                                   GRAHAM CORPORATION
                                   (Registrant)


                                   By: /s/ Frederick D. Berkeley, III
                                      ------------------------------------
                                        Frederick D. Berkeley, III
                                        Chairman of the Board and Chief
                                           Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



           Signature                    Title                         Date
           ---------                    -----                         ----

/s/ Frederick D. Berkeley, III      Chairman of the Board and     March 19, 1997
---------------------------------   Chief Executive
Frederick D. Berkeley, III          Officer/Director


/s/ Alvaro Cadena                   President and Chief           March 19, 1997
---------------------------------   Operating Officer/Director
Alvaro Cadena

/s/ J. Ronald Hansen                Vice President - Finance      March 19, 1997
---------------------------------   and Chief Financial Officer
J. Ronald Hansen

/s/ H. Russel Lemcke                Director                      March 19, 1997
---------------------------------
H. Russel Lemcke

/s/ Jerald D. Bidlack               Director                      March 18, 1997
---------------------------------
Jerald D. Bidlack

/s/ Philip S. Hill                   Director                     March 18, 1997
---------------------------------
Philip S. Hill

/s/ Robert L. Tarnow                 Director                     March 19, 1997
---------------------------------
Robert L. Tarnow

/s/ Cornelius S. Van Rees            Secretary/Director           March 18, 1997
---------------------------------
Cornelius S. Van Rees

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                      DESCRIPTION                                 PAGE NO.
------                      -----------                                 --------

4.1   1995 Graham Corporation Incentive Plan to Increase
      Shareholder Value.................................................
4.2   Form of Option Agreement under the Plan for Employees
      and Directors.....................................................
4.3   Certificate of Incorporation of Graham Corporation, as
      amended, incorporated by reference to the Registrant's
      Annual Report on Form 10-K for the fiscal year ended
      December 31, 1989 filed with the Commission pursuant
      to the Exchange Act...............................................
4.4   By-laws of Graham Corporation, incorporated by
      reference to the Registrant's Annual Report on Form
      10-K for the fiscal year ended December 31, 1995,
      which was filed with the Commission pursuant to the
      Exchange Act......................................................
4.5   Shareholder Rights Plan of Graham Corporation
      incorporated by reference to the Registrant's Current
      Report on Form 8-K filed on February 26, 1991, as
      amended by Amendment No. 1 filed on Form 8 dated June
      1, 1991...........................................................
5.    Opinion of Thacher Proffitt & Wood, counsel for
      Registrant, as to the legality of the securities being
      registered........................................................
23.1  Consent of Thacher Proffitt & Wood (included in
      Exhibit 5 hereof).................................................
23.2  Consent of Deloitte & Touche LLP..................................